Filed with the Securities and Exchange Commission on May ____, 2001

Securities Act Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Post-Effective Amendment No. 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	93-0572810
(State of Incorporation)	(I.R.S. Employer Identification No.)
360 E. Jackson St., Medford, Oregon	97501
(Address of Principal Executive Offices)	(Zip Code)

LITHIA MOTORS, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Sidney B. DeBoer, Chief Executive Officer
360 E. Jackson St.
Medford, Oregon 97501
(541) 776-6899
(Name, address and telephone number of agent for service)

Copies to:
Kenneth E. Roberts, Esq.
Foster Pepper & Shefelman LLP
101 S.W. Main St., 15th Fl.
Portland, Oregon 97204

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

At the Company’s Annual Meeting of Shareholders held on May 17, 2001, the shareholders of the Company approved two amendments to the Company’s 1998 Employee Stock Purchase Plan (“Plan”)

The purpose of this post-effective amendment is to amend the previously filed Plan in accordance with the amendments approved by the shareholders.

Item 3.    Incorporation of Documents by Reference.

Pursuant to a Registration Statement on Form S-8 (SEC File No. 333-69169) filed with the Securities and Exchange Commission (the “Commission”) on December 18, 1998, Lithia Motors, Inc. (the “Company”) registered 250,000 shares of its Class A Common Stock with respect to the Plan. An additional 250,000 shares were subsequently added to the Plan and registered with the Commission as set forth in Form S-8 (SEC File No.333-39092). In accordance with General Instruction E of Registration Statement Form S-8, the foregoing Forms S-8 are hereby incorporated by reference in this registration statement.

Also incorporated by reference in, and made a part of, this Registration Statement are: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000; (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 2000 Annual Report; and (c) all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibits required by Item 601 of Regulation S-K being filed herewith or incorporated herein by reference are as follows:

Exhibit

5.1	Opinion of Foster Pepper & Shefelman LLP (Included in Forms S-8 (SEC file Nos. 333-69169 and 333-39092)
23.1	Consent of KPMG LLP
23.2	Consent of Foster Pepper & Shefelman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (Included in the signature page)
99	1998 Employee Stock Purchase Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on the 17th day of May 2001.

LITHIA MOTORS, INC.
By: /s/ Sidney B. DeBoer
Sidney B. DeBoer, Chairman of the Board Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints SIDNEY B. DEBOER and JEFFREY B. DEBOER, and each of them, with full power of substitution to act as his true and lawful attorney in fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration, including any and all post-effective amendments or new registration pursuant to Rule 462.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

By: /s/ Sidney B. DeBoer	Date: May 17, 2001
Sidney B. DeBoer Chief Executive Officer and Chairman of the Board of Directors
By: /s/ M.L. Dick Heimann	Date: May 17, 2001
M.L. Dick Heimann President, Chief Operating Officer, Director
By: /s/ R. Bradford Gray	Date: May 17, 2001
R. Bradford Gray Ex. Vice President, Director
By: /s/ Jeffrey B. DeBoer	Date: May 17, 2001
Jeffrey B. DeBoer Senior Vice President, Chief Financial Officer (Chief Accounting and Financial Officer)
By: /s/ Thomas Becker	Date: May 17, 2001
Thomas Becker Director
By: /s/ W. Douglas Moreland	Date: May 17, 2001
W. Douglas Moreland Director
By: /s/ William Young	Date: May 17, 2001
William Young Director
By: /s/ Gerald F. Taylor	Date: May 17, 2001
Gerald F. Taylor Director

EXHIBIT INDEX

Exhibit

5.1	Opinion of Foster Pepper & Shefelman LLP (Included in Forms S-8 (SEC file Nos. 333-69169 and 333-39092)
23.1	Consent of KPMG LLP
23.2	Consent of Foster Pepper & Shefelman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (Included in the signature page)
99	1998 Employee Stock Purchase Plan, as amended

EXHIBIT 23.1

Independent Auditors' Consent

The Board of Directors
Lithia Motors, Inc. and Affiliated Companies:

We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated February 9, 2001 relating to the consolidated balance sheets of Lithia Motors, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in Lithia Motors, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

KPMG LLP

Portland, Oregon
May 22, 2001